Exhibit 21
Subsidiaries

Company Name
1	1371 Preferred Inc.

2	A I M Capital Management Company Limited

3	AIM GP Canada Inc

4	AMVESCAP Limited

5	Anglo-Scottish Amalgamated Corporation Limited

6	AT Planning Services, Inc.

7	Atlantic Trust Group, Inc.

8	Atlantic Wealth Holdings Limited

9	Atlantic Wealth Management International Limited

10	Atlantic Wealth Management Limited

11	Berry Starquest Limited

12	C M Investment Nominees Limited

13	Chancellor Citiventure 96 Partner (Cayman) Ltd

14	City Merchants High Yield Trust plc

15	City Merchants High Yield Trust plc ( In liquidation)

16	Coff Associates (Cayman) Limited

17	CPCO Associates (Cayman) Limited

18	Elliot Associates Limited

19	ELP Estates Limited

20	ELP Evesham Limited

21	ELP Properties Limited

22	ELP Residential Limited

23	ELP Sales Limited

24	ELP Trading Limited

25	Finemost Limited

26	Fund Management Company

27	GT Japan Investment Trust plc (In Liquidation)

28	Huaneng Capital Services Corporation Ltd.

29	Huaneng Invesco WLR Investment Consulting Company Ltd.

30	HVH Immobilien- und Beteiligungs GmbH

31	HVH USA, Inc.

32	IAS Asset I LLC

33	IAS Operating Partnership LP

34	IMC Investments I LLC

35	Invesco Perpetual UK Smaller Companies Investment Trust plc

36	INVESCO (B.V.I.) NOMINEES LIMITED

37	INVESCO (Cayman Islands) Ltd.

38	Invesco A I M Management Company Limited

39	Invesco Administration Services Limited

40	Invesco Advisers, Inc.

41	Invesco Aim Advisors, Inc. (Merged 12/31/2009)

42	Invesco Aim Capital Management, Inc. (Merged 12/31/2009)

43	Invesco Aim Distributors, Inc.

44	Invesco Aim Global Holdings, Inc.

45	Invesco Aim Insurance Agency, Inc.

46	Invesco Aim Investment Services, Inc.

47	Invesco Aim Management Group, Inc.

48	Invesco Aim Private Asset Management, Inc. (Merged 12/31/2009)

49	Invesco Aim Retirement Services, Inc.

50	Invesco Asia Real Estate Feeder Fund I, Ltd

51	Invesco Asia Trust plc

52	INVESCO Asset Management (Bermuda) Ltd

53	Invesco Asset Management (Japan) Limited

54	Invesco Asset Management (Schweiz) AG

55	Invesco Asset Management Asia Limited

56	Invesco Asset Management Australia (Holdings) Ltd

57	Invesco Asset Management Deutschland GmbH

58	INVESCO Asset Management Ireland Holdings Limited

59	INVESCO Asset Management Ireland Limited

60	Invesco Asset Management Limited

61	Invesco Asset Management Österreich GmbH

62	Invesco Asset Management Pacific Limited

63	Invesco Asset Management SA

64	Invesco Asset Management Singapore Ltd

65	Invesco Australia Limited

66	Invesco Canada Holdings Inc.

67	INVESCO CE SA

68	Invesco CE Services SA

69	INVESCO Continental Europe Holdings SA

70	INVESCO Continental Europe Service Centre SA

71	INVESCO Continental Smaller Companies Trust plc ( In liquidation )

72	INVESCO Convertible Trust plc (In Liquidation)

73	INVESCO Distributors, Inc.

74	Invesco English and International Trust plc

75	Invesco Fund Managers Limited

76	INVESCO Funds Group, Inc.

77	INVESCO Geared Opportunities Trust plc (In Liquidation)

78	INVESCO Global Asset Management (Bermuda) Limited

79	Invesco Global Asset Management (N.A.), Inc.

80	INVESCO Global Asset Management Limited

81	Invesco Global Investment Funds Limited

82	Invesco Great Wall Fund Management Company Limited

83	Invesco Group Limited

84	Invesco Group Services, Inc.

85	Invesco GT Asset Management PLC

86	Invesco Holding Company Limited

87	INVESCO Holding Germany Ltd & Co OHG

88	INVESCO Holland B.V.

89	Invesco Hong Kong Limited

90	Invesco Hungary LLC

91	Invesco Inc.

92	Invesco Inc. (amalgamated Jan 1/09 with IVZ Callco Inc.)

93	Invesco Income Growth Trust plc

94	INVESCO International (Southern Africa) Limited

95	Invesco International Holdings Limited

96	INVESCO International Limited

97	INVESCO International Nominees Limited

98	Invesco Investments (Bermuda) Ltd.

99	INVESCO ITALIA Societa di gestione del risparmio - S.p.A. (in liquidation 1.6.06)

100	INVESCO Japan Discovery Trust plc

101	Invesco Kapitalanlagegesellschaft mbH

102	Invesco Leveraged High Yield Fund Limited

103	Invesco Ltd.

104	INVESCO Management GmbH

105	INVESCO Management S.A.

106	Invesco Mortgage Capital Inc.

107	INVESCO National Trust Company

108	Invesco North American Group Limited

109	Invesco North American Holdings, Inc.

110	Invesco Pacific Group Limited

111	Invesco Pacific Holdings Limited

112	INVESCO Pacific Partner Ltd

113	Invesco Pension Trustees Limited

114	Invesco Perpetual AiM VCT plc

115	Invesco Perpetual European Absolute Return Trust plc

116	Invesco Perpetual Life Limited

117	Invesco Perpetual Recovery Trust 2011 plc

118	Invesco Perpetual Select Trust Plc

119	INVESCO Polska Spolka z organiczona odpowiedzialnoscia (INVESCO Polska Sp.z.o.o.)

120	INVESCO Powershares Capital Management Ireland Limited

121	Invesco PowerShares Capital Management LLC

122	INVESCO Private Capital Investments, Inc.

123	INVESCO Private Capital Verwaltung GMBH (in liquidation 25.4.07)

124	Invesco Private Capital, Inc.

125	Invesco Private Capital, Inc.

126	INVESCO Properties Limited

127	Invesco Property Income Trust Limited

128	INVESCO Real Estate Germany LLC

129	Invesco Real Estate Germany, L.P.

130	INVESCO Real Estate GmbH

131	Invesco Real Estate Limited

132	Invesco Real Estate Management S.a.r.l.

133	INVESCO Real Estate s.r.o.

134	Invesco Realty Asia I, Ltd

135	INVESCO Realty, Inc.

136	INVESCO Recovery Trust 2005 plc ( In Liquidation)

137	Invesco Savings Scheme (Nominees) Limited

138	Invesco Senior Secured Management, Inc.

139	INVESCO Services Ltd OHG

140	Invesco Taiwan Limited

141	INVESCO Tokyo Trust plc (In Liquidation)

142	Invesco Trimark Dealer Inc./Courtage Invesco Trimark Inc.

143	Invesco Trimark Ltd./Invesco Trimark Ltée

144	Invesco UK Holdings PLC

145	Invesco UK Limited

146	Invesco WLR Limited

147	Invesco WLR Private Equity Investment Management Limited

148	Investment Fund Administrators Limited

149	IPE Ross Management Ltd

150	IRE (Cayman) Limited

151	IRE (China) Limited

152	IRE (Hong Kong) Limited

153	IRE Japan, Ltd

154	IST 123 LTD

155	IVZ Callco Inc. (amalgamated with Invesco Inc. Jan 1/09) (continued into Canada Dec 21, 2006 and continued back into Nova Scotia Dec 27, 2006)

156	IVZ Finance Limited

157	IVZ Immobilien Verwaltungs GmbH

158	IVZ, Inc.

159	James Bryant Limited

160	Jermyn Investment Co Ltd

161	Jermyn Investment Company Holdings Limited

162	Jermyn Investment Properties Limited

163	Keystone Investment Trust plc

164	PCM Properties LLC

165	Perpetual Holdings, Inc.

166	Perpetual Income and Growth Investment Trust plc

167	Perpetual Japanese Investment Trust plc

168	Perpetual plc

169	Perpetual Portfolio Management Limited

170	Perpetual Unit Trust Management (Nominees) Limited

171	POCZTYLION — ARKA POWSZECHNE TOWARZYSTWO EMERYTALNE SPOLKA AKCYJNA

172	R&H Fund Services (Jersey) Ltd

173	Real Estate Opportunities Limited

174	Ross CG Management LP

175	Ross Expansion Associates LP

176	Sermon Lane Nominees Limited

177	Sovereign G/.P. Holdings Inc

178	Stein Roe Investment Counsel, Inc.

179	Taiyo Fund Management Co. LLC

180	The Cayenne Trust plc

181	The Edinburgh Investment Trust plc

182	V.V. Edinburgh R.W. G.P. Limited (in liquidation)

183	V.V. Epsom G.P. Limited (in liquidation)

184	V.V. General Partner Limited (in liquidation)

185	V.V. Glasgow (No.1) G.P. Limited (in liquidation)

186	V.V. Milton Keynes G.P. Limited (in liquidation)

187	V.V. Nominees Limited (in liquidation)

188	V.V. Northampton (No.2) G.P. Limited (in liquidation)

189	V.V. Northampton G.P. Limited (in liquidation)

190	V.V. Reading G.P. Limited (in liquidation)

191	V.V. Real Property G.P. Limited (in liquidation)

192	V.V. Real Property Nominees Limited (in liquidation)

193	V.V. Redhill G.P. Limited (in liquidation)

194	V.V. Slough G.P. Limited (in liquidation)

195	V.V. Soho G.P. Limited (in liquidation)

196	V.V. Stockton G.P. Limited (in liquidation)

197	V.V. Watford G.P. Limited (in liquidation)

198	VV CR 1s.r.o.

199	VV Hungaria 1Kft.

200	VV Immobilien Verwaltungs GmbH

201	VV Immobilien Verwaltungs und Beteiligungs GmbH

202	VV Poland 1 sp.z.o.o.

203	VV USA LLC

204	W.L. Ross & Co, LLC

205	W.L. Ross & Co. (India) LLC

206	W.L. Ross M & T, LLC

207	W.L.Ross & Co., LLC

208	WL Ross (India) Private Limited

209	WL Ross DIP Management LLC

210	WLR China Energy Associates Ltd

211	WLR Euro Wagon Management Ltd